SECOND AMENDMENT TO
AMENDED AND RESTATED
SECURITIES LENDING AGREEMENT
THIS SECOND AMENDMENT TO AMENDED AND RESTATED SECURITIES LENDING AGREEMENT ("Second Amendment") is made and entered into effective as of November 13, 2014 by and between U.S. Bank National Association ("Bank") and Baird Funds, Inc. ("Baird Funds"), on behalf of each of its series identified on Exhibit A of the Agreement (as defined herein).
WHEREAS, Bank and Baird Funds, on behalf of certain of its series, are parties to that certain Amended and Restated Securities Lending Agreement dated as of December 10, 2010, and amended as of December 31, 2013 ("Agreement"); and
WHEREAS, the parties desire to amend the Agreement in the manner set forth herein.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1. Exhibit C to the Agreement shall hereby be deleted and replaced by Exhibit C to this Second Amendment.
2. The Agreement, including this Second Amendment, represents the entire agreement between the parties.  Except as modified by this Second Amendment, the Agreement remains in full force and effect according to its terms.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned parties have entered into this Second Amendment effective as of the date first above written.
U.S. BANK NATIONAL ASSOCIATION
By: /s/ Kenneth L. Delecki
Name:           Kenneth L. Delecki
Title:             Head of Securities Lending
BAIRD FUNDS, INC. on behalf of each
series thereof listed on Exhibit A to the Agreement
By: /s/ Mary Ellen Stanek
Name:          Mary Ellen Stanek
Title:            President

EXHIBIT C
SECURITIES LENDING FEE SCHEDULE
The Bank shall be paid a fee for administering a securities lending program for the Customer.  The fee shall be charged monthly by the Bank against the net income received by the Customer (after payment of any loan rebate fee) and shall be thirty percent (30%) of such net income from the securities lending transactions entered into on behalf of the Customer.
Notwithstanding the foregoing, the Bank shall not charge or collect securities lending fees from Customer covering any period in which the Bank is or becomes an "affiliated person" (as defined in the Investment Company Act of 1940) or an "affiliated person of an affiliated person" of Baird Funds or any Customer, absent available statutory, exemptive, no-action or other regulatory relief from the relevant affiliated transaction prohibitions of the Investment Company Act of 1940.